                                                                      EXHIBIT 12

Liberty Media Corporation
Calculation of Ratio of Earnings to Fixed Charges
(dollars in millions)
(unaudited)



                                                           Three Months       Three Months   Year        Ten Months
                                                              Ended              Ended       Ended         Ended
                                                             3/31/01            3/31/00    12/31/00       12/31/99
                                                   -----------------------------------------------------------------------
Earnings (losses) before income taxes                      $    (999)           1,613       3,019         (3,118)

Add:

Interest on debt                                                 147              463         283            311
Interest portion of rentals                                        7                4          20             13
Amortization of debt expense                                       1                -           2              2
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                                     144              148         384            183
Minority interest in (earnings)/losses of
   consolidated subsidiaries                                     (29)               8         (63)           (46)

                                                   -----------------------------------------------------------------------
Earnings available for fixed charges                        $   (729)           2,236       3,645         (2,655)
                                                   =======================================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                                133              439         246            288
Less than 50%-owned affiliates with debt
    guaranteed by Liberty                                         11               24          31             22
Liberty's proportionate share of interest of
    50%-owned affiliates                                           3                -           6              1
                                                   -----------------------------------------------------------------------
       Total interest on debt                                    147              463         283            311

Interest portion on rentals                                        7                4          20             13
Amortization of debt expense                                       1                -           2              2
Capitalized interest                                               -                -           -              -

                                                   -----------------------------------------------------------------------
Total fixed charges                                          $   155            $ 467       $ 305          $ 326
                                                   =======================================================================


Ratio of earnings to fixed charges                                 -             4.79       11.95              -

Deficiency                                                   $  (884)                           -         (2,981)

                                                           Two
                                                          Months          Year Ended December 31,
                                                          Ended      -------------------------------
                                                         2/28/99       1998         1997        1996
                                                   -------------------------------------------------
Earnings (losses) before income taxes                     $141       1,083         (645)      1,174

Add:

Interest on debt                                            38         178           71          58
Interest portion of rentals                                  2          11            9          13
Amortization of debt expense                                 1           5            3           1
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                                31         876          723         310
Minority interest in earnings/(losses) of
   consolidated subsidiaries                                (3)        (13)          10         (18)

                                                   -------------------------------------------------
Earnings available for fixed charges                      $210       2,140          171       1,538
                                                   =================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                           26         104           40          53
Less than 50%-owned affiliates with debt
    guaranteed by Liberty                                    3          16           11           1
Liberty's proportionate share of interest of
    50%-owned affiliates                                     9          58           20           4
                                                   -------------------------------------------------
       Total interest on debt                               38         178           71          58

Interest portion on rentals                                  2          11            9          13
Amortization of debt expense                                 1           5            3           1
Capitalized interest                                         -           -            -           -

                                                   -------------------------------------------------
Total fixed charges                                      $  41         194           83          72
                                                   =================================================


Ratio of earnings to fixed charges                        5.12       11.03         2.06       21.36

Deficiency                                                   -           -            -           -